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                    MORGAN STANLEY HIGH YIELD SECURITIES INC.

                            CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY


     MORGAN STANLEY HIGH YIELD SECURITIES INC., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: On July 28, 1997 at 1:27 p.m. the Corporation filed with the Department Articles Supplementary dated July 28, 1997 (the "Articles Supplementary") to the Charter of the Corporation, and the Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: (A) Article SECOND and the introductory paragraph and paragraph (1) of Article THIRD of the Articles Supplementary, as previously filed and to be corrected hereby, reads as follows:

          SECOND: PURSUANT TO AUTHORITY EXPRESSLY VESTED IN THE BOARD OF DIRECTORS OF THE CORPORATION BY ARTICLE V, SECTION 2(g) OF THE ARTICLES OF INCORPORATION (THE "ARTICLES"), THE BOARD HAS DULY ESTABLISHED THREE ADDITIONAL CLASSES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION TO BE CLASSIFIED AS CLASS A, CLASS B AND CLASS C (THE "ADDITIONAL CLASSES") OF WHICH 500,000,000, 500,000,000, AND 500,000,000
     SHARES, RESPECTIVELY, HAVE BEEN AUTHORIZED AND THE BOARD HAS PROVIDED FOR THE ISSUANCE OF SUCH ADDITIONAL CLASSES.

          THIRD: THE TERMS APPLICABLE TO THE ADDITIONAL CLASSES OF THE COMMON SHARES AS SET BY THE BOARD OF DIRECTORS, INCLUDING PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, OR TERMS OR CONDITIONS OF REDEMPTION, ARE THE SAME AS THE TERMS OF THE EXISTING CLASS OF COMMON STOCK ("EXISTING CLASS") WHICH ARE SET FORTH IN THE ARTICLES, EXCEPT THAT:

               (1) THE CLASS A, CLASS C, AND CLASS D SHARES OF CAPITAL STOCK SHALL REPRESENT THE SAME INTEREST IN THE CORPORATION AND HAVE, EXCEPT AS PROVIDED TO THE CONTRARY IN THESE ARTICLES SUPPLEMENTARY OR IN ANY SUBSEQUENTLY FILED CHARTER DOCUMENT, IDENTICAL VOTING, DIVIDEND, LIQUIDATION, AND OTHER RIGHTS, TERMS AND CONDITIONS WITH ANY OTHER SHARES OF CAPITAL STOCK; PROVIDED HOWEVER, THAT NOTWITHSTANDING ANYTHING IN THE CHARTER OF THE CORPORATION TO THE CONTRARY, SHARES OF THE VARIOUS CLASSES OF CAPITAL STOCK SHALL BE SUBJECT TO SUCH DIFFERENT COMBINATION OF SALES CHARGES, ONGOING FEES AND OTHER FEATURES, AS MAY BE ESTABLISHED

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          FROM TIME TO TIME BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE
          INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER (THE "1940 ACT") AND APPLICABLE RULES AND REGULATIONS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD") AND AS SHALL BE SET FORTH IN THE APPLICABLE PROSPECTUS FOR THE SHARES OR THE CORPORATION'S THEN-CURRENT MULTIPLE-CLASS PLAN ADOPTED PURSUANT TO RULE 18f-3 UNDER THE 1940 ACT OR ANY SUCCESSOR PROVISION THERETO; AND PROVIDED FURTHER THAT EXPENSES PAID PURSUANT TO A PLAN OF DISTRIBUTION UNDER RULE 12b-1 OF THE 1940 ACT (AND CERTAIN OTHER EXPENSES THAT ARE RELATED SOLELY TO A PARTICULAR CLASS OF CAPITAL STOCK, AS THE BOARD OF DIRECTORS MAY DETERMINE), SHALL BE BORNE SOLELY BY SUCH CLASS AND SHALL BE APPROPRIATELY REFLECTED (IN THE MANNER DETERMINED BY THE BOARD OF DIRECTORS) IN THE NET ASSET VALUE, DIVIDENDS, DISTRIBUTION AND LIQUIDATION RIGHTS OF THE SHARES OF THE CLASS IN QUESTION;

     (B) Article SECOND and the introductory paragraph and paragraph (1) of Article THIRD of the Articles Supplementary, as corrected hereby, are as follows:

          SECOND: PURSUANT TO AUTHORITY EXPRESSLY VESTED IN THE BOARD OF DIRECTORS OF THE CORPORATION BY ARTICLE V, SECTION 2(g) OF THE ARTICLES OF INCORPORATION (THE "ARTICLES"), THE BOARD HAS DULY AUTHORIZED AN ADDITIONAL 100,000,000 SHARES OF THE EXISTING CLASS OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION DESIGNATED AS CLASS D (THE "EXISTING CLASS"), AND THE BOARD HAS DULY AUTHORIZED AND ESTABLISHED THREE ADDITIONAL CLASSES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE CORPORATION TO BE DESIGNATED AS CLASS A, CLASS B, AND CLASS C (THE "ADDITIONAL CLASSES") OF WHICH 500,000,000, 500,000,000, AND 500,000,000 SHARES, RESPECTIVELY, HAVE
     BEEN AUTHORIZED AND THE BOARD HAS PROVIDED FOR THE ISSUANCE OF SUCH ADDITIONAL CLASSES.

          THIRD: THE TERMS APPLICABLE TO THE ADDITIONAL CLASSES OF COMMON STOCK AS SET BY THE BOARD OF DIRECTORS, INCLUDING PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, OR TERMS OR CONDITIONS OF REDEMPTION, ARE THE SAME AS THE TERMS OF THE EXISTING CLASS WHICH ARE SET FORTH IN THE ARTICLES, EXCEPT
     THAT:

               (1) THE CLASS A, CLASS B, AND CLASS C SHARES OF CAPITAL STOCK SHALL REPRESENT THE SAME INTEREST IN THE CORPORATION AND HAVE, EXCEPT AS PROVIDED TO THE CONTRARY IN THESE ARTICLES SUPPLEMENTARY OR IN ANY SUBSEQUENTLY FILED CHARTER DOCUMENT, IDENTICAL VOTING, DIVIDEND, LIQUIDATION, AND OTHER RIGHTS, TERMS AND CONDITIONS WITH ANY OTHER SHARES OF CAPITAL STOCK; PROVIDED HOWEVER, THAT NOTWITHSTANDING ANYTHING IN THE CHARTER OF THE CORPORATION TO THE CONTRARY, SHARES OF THE VARIOUS CLASSES OF CAPITAL STOCK SHALL BE SUBJECT TO SUCH DIFFERENT COMBINATION OF SALES CHARGES, ONGOING FEES AND OTHER FEATURES, AS MAY BE ESTABLISHED


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          FROM TIME TO TIME BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE
          INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER (THE "1940 ACT") AND APPLICABLE RULES AND REGULATIONS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD") AND AS SHALL BE SET FORTH IN THE APPLICABLE PROSPECTUS FOR THE SHARES OR THE CORPORATION'S THEN-CURRENT MULTIPLE-CLASS PLAN ADOPTED PURSUANT TO RULE 18f-3 UNDER THE 1940 ACT OR ANY SUCCESSOR PROVISION THERETO; AND PROVIDED FURTHER THAT EXPENSES PAID PURSUANT TO A PLAN OF DISTRIBUTION UNDER RULE 12b-1 OF THE 1940 ACT (AND CERTAIN OTHER EXPENSES THAT ARE RELATED SOLELY TO A PARTICULAR CLASS OF CAPITAL STOCK, AS THE BOARD OF DIRECTORS MAY DETERMINE), SHALL BE BORNE SOLELY BY SUCH CLASS AND SHALL BE APPROPRIATELY REFLECTED (IN THE MANNER DETERMINED BY THE BOARD OF DIRECTORS) IN THE NET ASSET VALUE, DIVIDENDS, DISTRIBUTION AND LIQUIDATION RIGHTS OF THE SHARES OF THE CLASS IN QUESTION;

     (C) The inaccuracies or defects contained in Article SECOND of the Articles Supplementary, as previously filed, are that language defining the Existing Class and increasing the number of shares of the Existing Class was inadvertently omitted. The inaccuracies or defects contained in the introductory paragraph of Article THIRD of the Articles Supplementary are as a result of the corrections to Article SECOND. The inaccuracy or defect contained in paragraph
(1) of Article THIRD of the Articles Supplementary is that the reference to "Class D" should be to "Class B".


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         IN WITNESS WHEREOF, MORGAN STANLEY HIGH YIELD SECURITIES INC. has
caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on October 30, 2003.

WITNESS:                                  MORGAN STANLEY
                                          HIGH YIELD SECURITIES INC.

_________________________________         By:____________________________

______________________, Assistant
Secretary                                      _________________, Vice President


         THE UNDERSIGNED, Vice President of MORGAN STANLEY HIGH YIELD SECURITIES INC., with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                             ____________________________

                                               _________________, Vice President



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